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BDO Seidman, LLP                            1900 Avenue of the Stars, 11th Floor
Accountants and Consultants                 Los Angeles, California  90067
                                            Telephone:  (310) 557-0300
                                            Fax: (310) 557-1777





           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Air Packaging Technologies, Inc.
Valencia, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 13, 2001, except for Note 13 as to which the date is March 22, 2001 relating to the consolidated financial statements of Air Packaging Technologies, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                      S/ BDO Seidman, LLP
                                                      BDO Seidman, LLP


Los Angeles, California
July 26, 2001